Exhibit 3.38

BY-LAWS

OF

VALASSIS COUPON CLEARING, INC.

BY-LAWS

OF

VALASSIS COUPON CLEARING, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office.

The registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Other Offices.

The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1 Place of Meeting.

Except as otherwise provided in these By-laws, all meetings of the stockholders shall be held at places, within or without the State of Delaware, as shall be stated in the notice of meeting or in waivers of notice thereof.

Section 2.2 Annual Meeting.

An annual meeting of stockholders for the purposes of electing directors and for the purpose of transacting such other business as may be brought before the meeting shall be held on such date and at such time as the Board of Directors, the Chairman of the Board of Directors, if

any, the President or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting may from time to time order.

Section 2.3 Meetings by Remote Communication

The Board of Directors may, in its sole discretion, from time to time, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication. In the sole discretion of the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.4 Special Meetings

Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board of Directors, if any, the President, the Secretary, or a majority of the Board of Directors. A special meeting of the stockholders of the Corporation shall be called by the President or the Secretary upon the written request of the stockholders who together own of record 25% of the outstanding stock of all classes entitled to vote at such meeting. The request shall state the date, time, place, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting and purpose or purposes of the proposed meeting.

Section 2.5 Notice of Meetings.

Written notice of all meetings of stockholders shall be given to each stockholder of record who is entitled to vote at such meetings, stating the place, date, and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten days but not more than sixty days before the date of such meeting, unless a different period is prescribed by law. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that such notice be mailed to some other address, in which case it shall be directed to such other address. Notice of any meeting of stockholders need not be given to any stockholder who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the time stated therein, a written waiver of notice. Unless the Board of Directors, after an adjournment is taken, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at a meeting at which the adjournment is taken.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, unless excepted under Sections 164, 296, 311, 312 or 324 of the Delaware General Corporation Law, any notice to stockholders given by the Corporation under any provision of these By-Laws or the Certificate of Incorporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Notice given by a form of electronic transmission shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Electronic transmission includes any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, or a waiver by electronic transmission, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 2.6 Quorum.

Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation or these By-laws, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided for in this Section 2.6 until a quorum shall attend. Access by means of remote communication at a meeting so held shall be deemed presence.

In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person, by proxy or by means of remote communication, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 2.7 Conduct of Meeting.

The Chairman of the Board of Directors, if any, or, in his absence, the President, or in their absence, any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. If none of the forgoing is present, the stockholders entitled to vote and who are present in person or represented by proxy at the meeting shall appoint any person to act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

Section 2.8 Voting.

Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation or these By-laws, any corporate action to be taken by a vote of the stockholders, other than for the election of directors, at any meeting duly called and held at which a quorum is present, shall be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter. At any meeting of the stockholders duly called and held for the election of directors at which a quorum is present, those persons receiving a plurality of the votes cast whether in person or represented by proxy and entitled to vote for the election of directors shall be elected.

Section 2.9 Stockholder List

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Upon the willful neglect or refusal of the Board of Directors to produce such a list of stockholders at any meeting for the election of directors held at a place, or to open such a list to examination on a reasonably accessible electronic network during any meeting for the election of directors held solely by means of remote communication, the directors on such Board of Directors shall be ineligible for election as a director at such meeting.

Section 2.10 Consent of Stockholders in Lieu of Meeting.

Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principle place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (1) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder, or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or other electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Function.

The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. When used in these By-laws, the term “whole Board” means the total number of directors which the Corporation would have if there were no vacancies.

Section 3.2 Number.

Except as otherwise provided in the Certificate of Incorporation of the Corporation, the number of directors may be reduced or increased from time to time by action of a majority of the directors then in office, but until the Board of Directors determines otherwise, the number of directors shall be two.

Section 3.3 Election and Term.

The initial Board of Directors shall be elected by the Incorporator and shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

Section 3.4 Meetings.

The annual meeting of the Board of Directors shall be held either without notice immediately after the annual meeting of stockholders and in the same place, if any, or at such time and place, if any, and means of remote communication, if any, as shall be fixed by the vote of the stockholders at the annual meeting or as soon as practicable after the annual meeting of stockholders on such date and at such time and place if any, and means of remote communication, if any as the Board of Directors determines from time to time.

Regular and special meetings of the Board of Directors shall be held at such time and place if any, and means of remote communication, if any as shall be designated in the notice of the meeting whenever called by the Chairman of the Board of Directors, if any, or the President, and shall be called by the President or Secretary upon the written request of a majority of the directors then in office. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

Section 3.5 Notice of Meetings.

The Secretary, or, in his absence, any other officer of the Corporation, shall give each director notice of the time and place of holding of regular or special meetings of the Board of Directors (and of each annual meeting which is not held immediately after, and in the same place as, the annual meeting of stockholders) by mail at least five days before the meeting, or by telecopy or overnight courier at least one day before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; if sent by facsimile transmission, the notice shall be deemed given when transmitted with transmission confirmed; and if sent by overnight courier, the notice shall be deemed given when received by the overnight courier for delivery. Notice of any meeting need not be given to any director who shall submit, either before or after the time stated therein, a signed waiver of notice or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, and also to the other directors unless the place, date and time of the new meeting are announced at the meeting at the time at which the adjournment is taken.

Section 3.6 Quorum and Conduct of Meetings.

Except as otherwise provided in these By-laws, a majority of the whole Board shall constitute a quorum for the transaction of business. A majority of the directors present, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Access by means of remote communication at a meeting so held shall be deemed presence.

Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board of Directors, if any, or in his absence, by the President, or in the absence of both, by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of all business at all meetings of the Board of Directors shall be determined by the person presiding over the meeting.

Section 3.7 Committees.

The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Certificate of Incorporation of the Corporation and the General Corporation Law, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Sections 251, 252, 254, 255, 256, 257, 258, 263 or 264 of the General Corporation Law, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these By-Laws; and, unless such resolution or resolutions expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee which has been established by the Board of Directors pursuant to these By-laws may fix its own rules and procedures; provided that a majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Notice of meetings of committees, other than of regular meetings provided for by committee rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

Section 3.8 Action Without Meeting.

Unless otherwise prohibited by law or the Certificate of Incorporation of the Corporation, the Board of Directors or any committee thereof may take any action required or permitted to be taken by them without a meeting if all of the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by means of electronic transmission, and such written consent or electric transmission is filed with the minutes of proceedings of the Board of

Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.9 Telephonic Meetings.

Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors, or any committee thereof, to participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.10 Removal.

A director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.11 Resignations.

Any director may resign at any time by giving written notice or by electronic transmission of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.

Section 3.12 Vacancies.

Except as otherwise provided in the Certificate of Incorporation of the Corporation or in these By-Laws, any vacancy in the Board of Directors arising from death, disqualification, removal, an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by sole remaining director.

ARTICLE IV

OFFICERS

Section 4.1 Executive Officers.

The executive officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, a Treasurer, and a Secretary, each of whom shall be appointed by the Board of Directors. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors and until his successor shall have been qualified or until his earlier resignation or removal. Any number of such offices may be held by the same person.

Section 4.2 Other Officers.

The Board of Directors also may elect or appoint such other officers (including, without limitation, a Chief Executive Officer, Chief Financial Officer, and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable for the conduct of business of the Corporation, and each of whom shall have such powers and duties as the Board of Directors determines. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time.

Section 4.3 Powers and Duties.

(a) Chairman of the Board. The Chairman of the Board shall have the responsibility of guiding the Board of Directors in effectively discharging its responsibilities, including but not limited to, providing for the execution of the Corporation’s objectives; safeguarding and furthering shareholder’s interests; and appraising the adequacy of overall results as reported by the President. He shall see all orders and resolutions of the Board of Directors are carried into effect and shall from time to time report to the Board of Directors on matters within his knowledge which the interests of the Corporation may require to be brought to the attention of the Board of Directors. He shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

(b) The President. The President shall be the chief executive officer of the Corporation. The President shall be responsible for the general management of the business and affairs of the Corporation, subject to the control of the Board of Directors, and he shall have such other powers and duties as the Board of Directors assigns to him.

(c) The Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, if any, in the order of their seniority or in any other order determined by the Board of Directors, shall perform, in the absence or disability of the President, the duties and exercise the powers of the President, and shall have such other powers and duties as the Board of Directors or the President assigns to him or them.

(d) The Secretary. Except as otherwise provided in these By-laws or as directed by the Board of Directors, the Secretary shall attend all meetings of the stockholders and the Board of Directors; he shall record the minutes of all proceedings in books to be kept for that purpose; he shall give notice of all meetings of the stockholders and special meetings of the Board; and he shall keep in safe custody the seal of the Corporation and, when authorized by the Board, he shall affix the same to any corporate instrument. The Secretary shall have such other powers and duties as the Board of Directors or the President assigns to him.

(e) The Treasurer. Subject to the control of the Board of Directors, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; and he shall perform all other duties incident to the office of Treasurer. The Treasurer shall have such other powers and duties as the Board of Directors or the President assigns to him.

Section 4.4 Term; Removal.

Subject to his earlier death, resignation or removal, each officer shall hold his office until his successor shall have been elected or appointed and shall have qualified, or until his earlier death, resignation or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors.

Section 4.5 Resignations.

Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, immediately upon its receipt.

Section 4.6 Vacancies.

If an office becomes vacant for any reason, the Board of Directors may fill the vacancy, and such officer so elected or appointed shall serve for the remainder of his predecessor’s term and until his successor shall have been elected or appointed and shall have qualified.

ARTICLE V

CAPITAL STOCK

Section 5.1 Stock Certificates.

The certificates representing shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors. Each certificate shall be signed in the name of the Corporation by the President or any Vice President and by the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In case any officer who shall have signed or whose facsimile signature shall have been placed on any certificate shall have ceased to be such officer before the certificate shall be issued, the certificate may be issued by the Corporation with the same effect as if he were such officer, at the date of issue.

Section 5.2 Transfer of Shares.

Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor, appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 5.3 Fixing Record Date.

For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 5.4 Lost Certificates.

The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates, and such requirement may be general or confined to specific instances.

Section 5.5 Regulations.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

ARTICLE VI

WAIVER OF NOTICE

Any person may waive any notice required to be given by law, in the Certificate of Incorporation or under these By-Laws (i) by attendance in person, or by proxy if a stockholder, at any meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or (ii) by a writing signed by the person or persons entitled to said notice, whether before or after the time stated in said notice, which waiver shall be deemed equivalent to such notice. Neither business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver or notice.

ARTICLE VII

CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds,

mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification.

The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 8.2 Advancement of Expenses.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(b) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2(a) of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 8.3 Other Rights and Remedies.

(a) Any indemnification under Sections 8.1 and 8.2(a) of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2(a) of this Article VIII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(b) Expenses incurred by an officer or director in defending a civil or criminal action suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections or subsections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(d) For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(e) For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.4 Insurance.

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article VIII.

Section 8.5 Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Corporate Seal.

The seal of the Corporation shall be circular in form and contain the name of the Corporation, the words “Corporate Seal” and “Delaware” and the year of incorporation of the Corporation, which seal shall be in charge of the Secretary to be used as directed by the Board of Directors.

Section 9.2 Fiscal Year.

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate, in each case, on December 31.

Section 9.3 Stock of Other Corporations or Other Interests.

Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be, from time to time, authorized by the Board of Directors or the President shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, Secretary, or such attorneys or agents may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by the Corporation.

Section 9.4 Variations in Pronouns.

All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context requires.

ARTICLE X

AMENDMENTS

The holders of shares entitled at the time to vote shall have the power to adopt, amend, or repeal these By-laws by vote of not less than a majority of such shares, and, except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal these By-laws. However, any By-law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote.

ARTICLE XI

CERTIFICATE OF INCORPORATION

These By-laws shall be subject to the Certificate of Incorporation of the Corporation. All references in these By-laws to the Certificate of Incorporation of the Corporation shall be construed to mean the Certificate of Incorporation of the Corporation and any Certificate of Designation to the Certificate of Incorporation of the Corporation, as the same may be amended from time to time.

/s/ Jemma Craven
Jemma Craven Sole Incorporator